Exhibit 10.1

ETERNA THERAPEUTICS INC.
6.0% PROMISSORY NOTE
DUE JANUARY 8, 2024

Issuance Date: December 8, 2023	Principal Amount: U.S. $1,500,000

FOR VALUE RECEIVED, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), hereby promises to pay to Charles Cherington or his heirs, successors and assigns (the “Holder”) the amount set forth above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), or upon acceleration, prepayment or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal, in accordance with the terms hereof, from the date set out above as the Issuance Date (the “Issuance Date”), to, but not including, the date on which the same becomes due and payable, whether upon the Maturity Date, acceleration, repayment or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section 15.

(1)  PAYMENTS OF PRINCIPAL; PREPAYMENT. On the Maturity Date, if any portion of this Senior Note (this “Note”) remains outstanding, the Company shall pay to the Holder an amount in cash representing all of the outstanding Principal, together with any accrued and unpaid Interest thereon. The “Maturity Date” shall be January 8, 2024. The Company may prepay all (or any portion) of the outstanding Principal, together with any accrued and unpaid Interest thereon, at any time and from time to time prior to the Maturity Date.

(2)  INTEREST. From the Issuance Date to, but not including, the Maturity Date, the Company shall pay Interest on the Principal in cash. Interest shall accrue hereunder at six percent (6.0%) per annum and shall be computed on the basis of a 360-day year and twelve 30-day months. All accrued Interest shall be payable in arrears on the Maturity Date.

(3)  RIGHTS UPON EVENT OF DEFAULT.

(a)  Event of Default. Each of the following events or failure to comply therewith shall constitute an “Event of Default” and each of the events described in clauses (ii) and (iii) shall also constitute a “Bankruptcy Event of Default”:

(i)    the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note;

(ii)   the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a bankruptcy voluntary case, (B) consents to the entry of an order for relief against it in an involuntary bankruptcy case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), or (D) makes a general assignment for the benefit of its creditors;

(iii)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case,

(B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) days;

(iv)  a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against the Company or any of its Subsidiaries with respect to claims or actions arising out of events that shall have occurred subsequent to the Issuance Date and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v)   any material damage to, or loss, theft or destruction of a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities (if any) at any facility of the Company or any Subsidiary and any such event or circumstance would reasonably be expected to have a Material Adverse Effect; or

  (vi)  any Material Adverse Effect occurs.

(b) Acceleration Right. If an Event of Default has occurred and is continuing, the Holder may, subject to the lapse of any cure period applicable to such Event of Default, declare the amounts outstanding under this Note to be immediately due and payable by delivering written notice thereof to the Company (it being understood that upon the occurrence of a Bankruptcy Event of Default all amounts outstanding under this Note shall be immediately due and payable without the need for any such notice or any other action by the Holder or any other Person). Upon receipt of such notice (or the occurrence of a Bankruptcy Event of Default), the Company shall repay the Principal and all accrued and unpaid Interest in cash, in addition to any other amount due hereunder, by wire transfer of immediately available funds to the Holder.

 (4) RANK. All payments due under this Note shall be senior to all other Indebtedness of the Company and its Subsidiaries that, by the express terms of such Indebtedness, is subordinated to this Note.

(5)  AMENDMENTS. Any amendment or waiver of any term of this Note shall require the written consent of the Holder and the Company.

(6)  TRANSFER. This Note may be assigned or transferred by the Holder to any Person. The Company may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder. This Note shall inure to the benefit of, and be binding upon, the Parties and their heirs, successors and permitted assigns.

 (7) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

(8) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(9) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(10) NOTICES; PAYMENTS.

(a) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or
(d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds to an account designated by the Holder; provided, that the Holder, upon written notice to the Company, may elect to receive a payment of cash in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as from time to time provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the signature pages attached hereto). Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(11) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(12) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(13) SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder. The Company and the Holder will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(14) USURY. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder, including by way of an original issue discount, at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(15) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York generally are open for use by customers on such day.

(b) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(c) “GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved.

(d) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “finance leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments (in each case, solely to the extent drawn), (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses

(i) through (v) of a Person, other than the Company or any of its Subsidiaries, above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (provided, that the amount of such obligation shall be the lesser of the fair market value of such property or assets and the amount of the obligation so secured), and (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(e) “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(f) “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of the Note, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Note.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(h) “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof. As of the date of this Agreement, the Company’s subsidiaries (excluding dormant subsidiaries) are Eterna Therapeutics LLC, a Delaware limited liability company, Novellus, Inc., a Delaware corporation, and Novellus Therapeutics, Ltd., a company formed under the laws of Ireland.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ETERNA THERAPEUTICS INC.

By:	/s/ Matthew Angel
Name: Matthew Angel
Title: President and Chief Executive Officer

Address for Notices:

1035 Cambridge Street
Suite 18A
Cambridge, MA 02141
Attention: Sandra Gurrola
Phone: [***]
Email: [***]

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 919 Third Avenue,
New York, NY 10022 Attn: Jeffrey P. Schultz
Email: [***]

Address for Notices to Holder:

Charles Cherington
[Address]
Attention: Charles Cherington
Phone: [***]
Email: [***]

With a copy (which shall not constitute notice) to: McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor
New York, New York 10020-1104
Attention: Stephen Older
Phone: [***]
Email: [***]